Virax Biolabs Group Limited	D +852 3656 6054 / +852 3656 6061
E nathan.powell@ogier.com florence.chan@ogier.com
Reference: FYC/AGC/500373.00003
22 January 2024

Virax Biolabs Group Limited (the Company)

We have acted as the Cayman Islands counsel to the Company in connection with the filing of the Company’s prospectus supplement dated 22 January 2024 (the Prospectus Supplement) with the United States Securities and Exchange Commission (the Commission) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the Act), forming part of the registration statement on Form F-3 (File No. 333-275893) which was initially filed with the Commission on 5 December 2023 and declared effective on 15 December 2023, including all amendments or supplements thereto (the Registration Statement).

The Prospectus Supplement relates to the Company's issuance and sale of up to US$1,455,029 ordinary shares of US$0.001 par value each of the Company (the Offer Shares) through or to H.C. Wainwright & Co., LLC (the Manager) as sales agent and/or principal pursuant to the At-The-Market Offering Agreement dated 22 January 2024 entered into by and between the Company and the Manager (the Agreement).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Agreement. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents:

(a)
the certificate of incorporation of the Company dated 2 September 2021 issued by the Registrar of Companies of the Cayman Islands (the Registrar) and the certificate of incorporation on change of name dated 19 January 2022 issued by the Registrar;
(b)
the third amended and restated memorandum and articles of association of the Company adopted by special resolutions passed on 6 December 2023 and effective on 18 December 2023 (the Memorandum and Articles, respectively);
(c)
a certificate of good standing dated 9 January 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)
the register of directors and officers of the Company as at 5 September 2023 (the

Register of Directors);

(e)
the listed register of members of the Company provided to us on 9 January 2024 showing the total issued shares of the Company as at 8 January 2024 as 2,223,902 ordinary shares (the Listed Register of Members, and together with the Register of Directors, the Registers);
(f)
a certificate dated 22 January 2024 as to certain matters of fact signed by a director of the Company (the Director’s Certificate);

(g)
a copy of the written resolutions of the board of directors of the Company dated 19 January 2024 (the Board Resolutions);
(h)
the Agreement; and

(i)
the Prospectus Supplement and Registration Statement.

Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)
all original documents examined by us are authentic and complete;

(b)
all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;
(c)
all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;
(d)
each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;
(e)
all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;
(f)
the Board Resolutions remains in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the transaction and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Agreement which has not been properly disclosed in the Board Resolutions;
(g)
neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;
(a)
the Company will issue the Offer Shares in furtherance of its objects as set out in its

Memorandum;
(b)
the form and terms of any and all Offer Shares, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company then in effect nor any applicable law, regulation, order or decree in the Cayman Islands;
(c)
no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Offer Shares and none of the Offer Shares have been offered or issued to residents of the Cayman Islands;
(d)
all necessary corporate action will be taken to authorize and approve any issuance of Offer Shares and the terms of the offering of such Offer Shares thereof and any other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;
(e)
upon the issue of any Offer Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(f)
the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Offer Shares, and the due execution and delivery thereof by each party thereto; and
(g)
the Company is, and after the allotment (where applicable) and issuance of any Offer Shares will be, able to pay its liabilities as they fall due.

Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications and the limitations set forth below, we are of the opinion that:

Corporate status

(a)
The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar.

Authorized Share capital

(b)
The authorized share capital of the Company is US$50,000 divided into 50,000,000 ordinary shares of US$0.001 par value each.

Valid Issuance of Offer Shares

(c)
The Offer Shares to be issued pursuant to the Agreement have been duly authorised board of directors of the Company for issue and when:

(i)
all provisions of the Memorandum and Articles, the Agreement and the Board

Resolutions have been satisfied;
(ii)
full payment of consideration as specified in the Agreement (being not be less than the par value per Offer Share) has been received by the Company; and

(iii)
such issuance of Offer Shares have been duly registered in the Company's register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

Limitations and Qualifications

4.1
We offer no opinion:

(a)
as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Agreement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)
except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2
Under the Companies Act (Revised) (the Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3
In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Governing law of this opinion

5.1
This opinion is:

(a)
governed by, and shall be construed in accordance with, the laws of the Cayman Islands;
(b)
limited to the matters expressly stated in it; and

(c)
confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.
5.2
Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforcement of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion may be used only in connection with the offer and sale of the Offer Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier